SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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Uroplasty, Inc.

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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2718 Summer Street N.E.
Minneapolis, Minnesota 55413-2820
2005 ANNUAL MEETING
TO UROPLASTY, INC. SHAREHOLDERS:
     I cordially invite you to the 2005 Annual Meeting of Uroplasty shareholders. The meeting this year is on Thursday, September 8, 2005 at 4:00 p.m. (CDT) at the Marquette Hotel, Lake Michigan Room, 710 Marquette Avenue, Minneapolis, Minnesota.
     I hope you will participate in this review of our company’s business and operations. This proxy statement describes the items you will vote on at the meeting. In addition to voting, we will review the major developments of fiscal 2005 and answer your questions.
     The formal Notice of Meeting, Proxy Statement and Proxy Card are attached and the Company’s Annual Report to Shareholders is enclosed. Whether or not you plan to attend the meeting, your vote is important. Please complete, sign, date and return the enclosed proxy card as soon as possible in the reply envelope provided.
     On behalf of the management and directors of Uroplasty, Inc., I want to thank you for your continued support and confidence in Uroplasty. We look forward to seeing you at the 2005 Annual Meeting.
Very truly yours,

/s/ SAM B. HUMPHRIES
Sam B. Humphries
President and Chief Executive Officer

Minneapolis, Minnesota
August 12, 2005

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION
AND TO ASSURE THAT A QUORUM WILL BE REPRESENTED AT THE MEETING.

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING OF SHARES
PROPOSAL 1
PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT
MANAGEMENT COMPENSATION
PROPOSAL 2
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
MISCELLANEOUS

UROPLASTY, INC.
2718 Summer Street N.E.
Minneapolis, MN 55413-2820
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
to be held Thursday, September 8, 2005
TO UROPLASTY, INC. SHAREHOLDERS:
          Uroplasty’s annual meeting of shareholders will be on Thursday, September 8, 2005 at 4:00 p.m. (CDT). We will meet at the Marquette Hotel, Lake Michigan Room, 710 Marquette Avenue, Minneapolis, Minnesota. If you owned common stock at the close of business on August 1, 2005, you are entitled to vote at the meeting or any adjournments thereof. At this meeting, we plan to:
•	Elect Mr. R. Patrick Maxwell as a director to serve a term of three years until 2008.

•	Adopt amendments to the Uroplasty, Inc. 2002 Stock Option Plan.

•	Attend to other business properly presented at the meeting or any adjournment thereof.
          Whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning the enclosed proxy card in the reply envelope provided.
ON BEHALF OF UROPLASTY’S BOARD OF DIRECTORS,

/s/ SUSAN HARTJES HOLMAN
Susan Hartjes Holman
Corporate Secretary and Chief Operating Officer

Minneapolis, Minnesota
August 12, 2005

WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE REPLY ENVELOPE.

2718 Summer Street N.E.
Minneapolis, Minnesota 55413-2820

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 8, 2005

INTRODUCTION
     We will hold the Annual Meeting of Shareholders of Uroplasty, Inc. on Thursday, September 8, 2005 at 4:00 p.m. local time at the Marquette Hotel, Lake Michigan Room, 710 Marquette Avenue, Minneapolis, Minnesota 55413, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
     We enclose a proxy card for your use. Our Board of Directors solicits you to SIGN AND RETURN THE PROXY CARD IN THE REPLY ENVELOPE. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies in person, in writing or by any form of telecommunication. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of common stock.
     Any shareholder giving a proxy may revoke it at any time before the proxy is voted at our Annual Meeting either by giving a written notice of revocation to our Secretary, by filing a duly executed proxy bearing a later date with our Secretary or by appearing at the Annual Meeting and filing a written notice of revocation with our Secretary prior to use of the proxy. Proxies will be voted as specified by shareholders.
     This proxy statement and the enclosed proxy card are first being mailed to or given to shareholders on or about August 12, 2005.
     OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSALS IN OUR NOTICE OF MEETING.

VOTING OF SHARES
     Only holders of record of our common stock at the close of business on August 1, 2005 are entitled to vote at the Annual Meeting. On August 1, 2005, we had 6,846,739 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share.
     If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.
     The presence at our Annual Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting (3,423,370 shares) is required for a quorum for the transaction of business.
     If you abstain from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter.
     If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary voting power. Broker non-votes are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on the proposal in question. Consequently, broker non-votes do not have the same effect as a negative vote on the proposal.
     The election of each director and any other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy at the meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
Nomination
     As permitted by Minnesota law, our Articles of Incorporation require the dividing of our Board of Directors into three classes, with each class containing as nearly as possible one-third of the total. The members of each class are elected to serve a term of three years. The term of office of each class is staggered so that in any one year the term of only one class expires.
     Our Board of Directors has nominated the individual named below to serve as a director for the term of three years, until the Annual Meeting in 2008 or until his successor has been elected and qualified. The nominee is a current member of the Board.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 1. If the Board should learn the nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence prior to the Annual Meeting, the proxies which otherwise would have been voted for the nominee will be voted for a substitute nominee selected by the Board. The Board has no reason to believe the nominee will be unable to serve.
Information About the Nominee
     The following information concerns the person nominated by the Board to serve as a director for the term ending in 2008.

Name of Nominee	Age
R. Patrick Maxwell	61
     R. Patrick Maxwell became a director of our company in April 1994. Mr. Maxwell has over 30 years of experience as a turn around management specialist, an entrepreneur and executive in both the business and non-profit sectors. Mr. Maxwell is cofounder and a director of Telnet Services Limited of Auckland, New Zealand since September 1995, cofounder and Chief Financial Officer of Tele Resources, Inc. since October 1996 and Chief Financial Officer of Magnum Tire Corporation since March 2003. Mr. Maxwell has served on numerous boards of directors of both business and charitable organizations. He has a B.A. in philosophy from St. John’s University and a J.D. from Northwestern University School of Law.
Information About Our Other Directors
     The following information describes the business experience of our other directors, none of whom are being elected at the 2005 Annual Meeting.
     Daniel G. Holman, age 59, has served as Chairman of our Board since February 1994 and as our Chief Financial Officer since February 2001. He served as our President and Chief Executive Officer from February 1994 to December 2004, and as our Chief Financial Officer from June 1996 to November 1999. He was Executive Vice President of Bioplasty, Inc. (our former parent) from 1973 to 1985, its President from 1985 to 1987 and its Secretary from 1986 to March 1992. Mr. Holman was Chairman of the Board of Bioplasty, Inc. from March 1992, and President and CEO from February 1993 to December 2001. He served as Chairman of the Board and Chief Executive Officer of Bio-Vascular, Inc. from June 1988 to September 1991 and served as a director of Genetic Laboratories Wound Care, Inc. from February 1988 until July 1993, and as Vice President from February 1988 through November 1992. Mr. Holman holds a B.A. in Biology from St. Cloud State University.
     Sam B. Humphries, age 63, has served as our President and Chief Executive Officer since January 2005 and as a director since April 2003. He has more than 25 years of healthcare and medical device industry experience. Most recently, he was a founding partner of Ascent Medical Technology Fund L.P., a venture capital fund. Prior to that, Mr. Humphries was President and Chief Executive Officer of American Medical Systems, Inc., where he was an investor and part of a leveraged buy out group (spin-off) from Pfizer. Before joining AMS, Mr. Humphries was President and Chief Executive Officer of Optical Sensors, Inc., a medical start-up company he guided from start-up through its initial public offering. Prior to OSI, Mr. Humphries was with AMS during its formative years where he first served as Vice President of World Wide Sales and Marketing and then as President and Chief Executive Officer. Earlier, he served in several management positions with the Medical Systems Group of General Electric Company. Mr. Humphries has also served as a director of numerous private and public companies, including as director of Health Industry Manufacturers Association (HIMA, now AdvaMed), Inlet Medical, Inc., Universal Hospital Services, Inc. and the Ascent Medical Technology Fund.
     Joel R. Pitlor, age 66, became a director of our company in February 1994. He served as a director of Bioplasty, Inc. from January 1989 until May 1996. For over sixteen years, he has been the owner and manager of a management consulting firm. Mr. Pitlor is presently a director of Precision Optics Corporation, which is publicly held. Mr. Pitlor holds a B.S. from MIT and serves as personal advisor to several CEOs.
     Thomas E. Jamison, age 45, became a director of our company in August 2000. Mr. Jamison is a shareholder of Fruth, Jamison & Elsass, P.A., a business litigation firm in Minneapolis, Minnesota. From 1996 to 1999, Mr. Jamison served as an investment banker in the Corporate Finance Department of R.J. Steichen & Company. From 1991 to 1996, Mr. Jamison practiced law at Fruth & Anthony, P.A. in Minneapolis. Mr. Jamison graduated magna cum laude from William Mitchell College of Law in 1991.
Corporate Governance
     Our business and affairs are managed by our Board, which met seven times, and took action in writing in lieu of a meeting once, during the fiscal year ended March 31, 2005. Except for one board meeting as to which Messrs. Holman and Humphries did not participate, each of our directors attended all meetings of the Board and all committees on which they served during fiscal 2005. We encourage all Board members to attend our Annual Meetings and each attended the fiscal 2004 Annual Meeting.
     Compensation Committee. The members of our Compensation Committee are Messrs. Pitlor, Maxwell and Jamison. The function of the Compensation Committee is to set the compensation for officers, to set the terms of and grants of awards under our stock option plans and to act on other matters relating to compensation as the committee deems appropriate. The Compensation Committee met twice, and took action in writing in lieu of a meeting once, during fiscal 2005.
     Audit Committee. The members of our Audit Committee are Messrs. Maxwell and Jamison. The Audit Committee assists the board by reviewing the integrity of our financial reporting processes and controls, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with certain legal and regulatory requirements. Our Audit Committee has the sole authority to retain, compensate, oversee and terminate our independent registered public accounting firm. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee met ten times, and took action in writing in lieu of a meeting once, during fiscal 2005. Our Audit Committee charter is publicly available as an exhibit to our fiscal 2004 Proxy Statement. A report of the Audit Committee is set forth below.

     Our Board of Directors has determined that both members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. In fiscal 2004, our Board of Directors determined that neither of the Audit Committee members satisfied the SEC requirements of an “audit committee financial expert.” Upon reconsideration, however, our Board of Directors has determined that Mr. Maxwell qualifies as an “audit committee financial expert” under the rules of the SEC.
     Board Nominations. We have no standing nominating committee or specific policies or procedures for nomination of board candidates. Our most recent director addition, Mr. Humphries, was identified by our Chief Executive Officer and interviewed by all of our other Board members. If the Board determines to seek additional candidates in the future, it may create a nominating committee. The Board expects that it, or any nominating committee, would identify and qualify new candidates for directors based primarily on the following criteria:
•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience and

•	the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other directors will build a Board of Directors that is effective, collegial and responsive to our needs.
     If the Board considers additional director candidates in the future, the Board intends to consider the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order for a candidate to be recommended as a nominee. However, the Board does believe that all its members should have (i) the highest character and integrity, (ii) sound business judgment and an inquiring mind as well as expertise that adds to the composition of the Board of Directors, (iii) professional experience, education and interest in, and capacity for understanding the complexities of, our operations, (iv) a reputation for working constructively with others, (v) sufficient time to devote to Board of Directors’ matters and (vi) no conflict of interest that would interfere with performance as a director.
     The Board plans to consider any future candidates for the Board of Directors from any reasonable source, including stockholder recommendations. The Board may, but has no current plans to, hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used in connection with this year’s election and, accordingly, no fees have been paid to consultants or search firms in the past year.
     Although we have no formal procedures for shareholders to nominate persons to serve as directors, shareholders wishing to submit nominations should notify us at our principal executive offices located at 2718 Summer Street N.E., Minneapolis, Minnesota 55413. To be considered by the Board, nominations must be in writing and addressed to our Secretary and must be received by us on or before the deadline for the receipt of stockholder proposals. See “Shareholder Proposals for 2006 Annual Meeting.” Candidates, or the nominating person, must also submit a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected and evidence of the nominating person’s ownership of our stock. The Board intends to evaluate each candidate, including incumbents, based on the same criteria.

     Code of Ethics. We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. The Code of Conduct is publicly available as an exhibit to our Annual Report on Form 10-KSB. We plan to disclose any substantive amendments to the Code of Ethics or grant of any waiver from a provision of it to the Chief Executive Officer, the Chief Financial Officer or the Controller in a report on Form 8-K.
     Shareholder Communications with the Board of Directors. We do not have a formal policy by which shareholders may communicate directly with directors, but any shareholder who wishes to send communications to the Board of Directors should deliver such communications to the attention of the Chairman of our Audit Committee at our principal executive offices located at 2718 Summer Street N.E., Minneapolis, Minnesota 55413. The Audit Committee chairman will relay to the full Board of Directors all shareholder communications he receives that are addressed to the Board of Directors.
Director Compensation
     Mr. Pitlor received $2,000 per month as consulting fees from us under an annually renewable consulting agreement dated January 2, 2002. This contract terminated effective June 30, 2005. Non-employee Board members receive $500 per Board meeting and $500 per Audit Committee meeting attended. In addition, directors participate in our stock option plan. Messrs. Pitlor and Maxwell each hold options to purchase 100,000 shares of common stock and Mr. Jamison holds options to purchase 120,000 shares of common stock as of August 1, 2005. The exercise price of the options range from $1.10 to $6.75 per share.

PRINCIPAL SHAREHOLDERS AND
BENEFICIAL OWNERSHIP OF MANAGEMENT
     The following table shows how many shares of our common stock were beneficially owned as of July 8, 2005, by (i) each person known to us to be the beneficial owner of more than five percent of our common stock, (ii) each director, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. Unless otherwise noted, to our knowledge, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them.

		Percent of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding
SF Capital Partners Ltd. (1)	1,000,000	14.6%
Bruce Mindich, M.D. (2)	841,927	12.3%
Bonanza Master Fund, Ltd. (3)	571,428	8.3%
Heartland Advisors, Inc. (4)	500,000	7.3%
Daniel G. Holman (5)	524,899	7.4%
Susan Hartjes Holman (6)	524,899	7.4%
R. Patrick Maxwell (7)	112,584	1.6%
Joel R. Pitlor (8)	117,667	1.7%
Sam B. Humphries (9)	168,000	2.4%
Thomas E. Jamison (10)	89,100	1.3%
Larry Heinemann (11)	80,916	1.2%
Arie J. Koole (12)	65,332	*
All directors and executive officers as group (13)	1,214,498	15.9%

*	Represents beneficial ownership of less than one percent of our common stock.

(1)	The address of SF Capital Partners Ltd. is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, Wisconsin 53235. Excludes 500,000 shares issuable upon the exercise of warrants. The warrants are exercisable immediately and expire in April 2010. However, such warrants are subject to exercise caps that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own in excess of 4.9% and 9.9% of our outstanding common stock, giving effect to such exercise. The holder may waive the 4.9% ownership cap but such waiver will not be effective until the 61st day after delivery thereof. As a result, the holder is not deemed to be a beneficial owner of the shares underlying the warrants as of July 8, 2005.

Michael A. Roth and Brian J. Stark are the managing members of Stark Offshore Management, LLC, which acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Stark Offshore Management, Messrs. Roth and Stark possess voting and dispositive power over the shares held by SF Capital Partners and therefore may be deemed to be beneficial owners of the shares. Messrs. Roth and Stark disclaim such beneficial ownership based on Schedule 13G filed May 3, 2005.

(2)	Dr. Mindich’s address is c/o Hearts Plus Management Corporation, 200 Route 17 North, Paramus, New Jersey 07652. Of the shares listed, 541,665 shares are beneficially owned by the Mindich Family Limited Liability Company, the General Member of which is Dr. Mindich. Excludes 183,332 shares issuable upon exercise of warrants that are not currently exercisable.

(3)	The address of Bonanza Master Fund, Ltd. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201. Excludes 285,714 shares issuable upon the exercise of warrants. The warrants are exercisable immediately and expire in April 2010. However, such warrants are subject to exercise caps that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own in excess of 4.9% and 9.9% of our outstanding common stock, giving effect to such exercise. The holder may waive the 4.9% ownership cap but such waiver will not be effective until the 61st day after delivery thereof. As a result, the holder is not deemed to be a beneficial owner of the shares underlying the warrants as of July 8, 2005. Bonanza Master Fund, Ltd. and Bonanza Capital, Ltd. have shared voting and investment power over the shares. Based on Schedule 13G filed May 2, 2005.

(4)	The address of Heartland Advisors is 789 North Water Street, Milwaukee, Wisconsin 53202. Heartland Advisors and William J. Nasgovitz, President and a principal shareholder of Heartland Advisors, may be deemed to have shared voting and investment power over the shares. Each disclaims beneficial ownership over the shares. Based on Schedule 13G/A filed April 8, 2005. Excludes 50,000 shares issuable upon exercise of warrants that are not currently exercisable.

(5)	Includes 120,000 shares that Mr. Holman may acquire upon exercise of options and warrants that are exercisable within 60 days of July 8, 2005. Includes 119,915 shares beneficially owned by Mr. Holman’s spouse, Susan Hartjes Holman, as to which shares Mr. Holman disclaims beneficial ownership. Excludes 66,665 shares issuable upon exercise of warrants that are not currently exercisable.

(6)	Includes 79,500 shares that Ms. Holman may acquire upon exercise of options and warrants that are exercisable within 60 days of July 8, 2005. Includes 404,984 shares beneficially owned by Ms. Holman’s spouse, Daniel G. Holman, as to which shares Ms. Holman disclaims beneficial ownership. Excludes 1,783 shares issuable upon exercise of warrants that are not currently exercisable.

(7)	Mr. Maxwell’s address is 2444 Byrnes Road, Minnetonka, Minnesota 55305. Includes 69,000 shares that Mr. Maxwell may acquire upon exercise of options and warrants that are exercisable within 60 days of July 8, 2005. Excludes 10,050 shares issuable upon exercise of warrants that are not currently exercisable.

(8)	Mr. Pitlor’s address is 237 Moody Street, Waltham, Massachusetts 02453. Includes 69,000 shares that Mr. Pitlor may acquire upon exercise of options that are exercisable within 60 days of July 8, 2005.

(9)	Includes 168,000 shares that Mr. Humphries may acquire upon exercise of options that are exercisable within 60 days of July 8, 2005. Of the shares listed, 50,000 shares are beneficially owned by the Executive Advisory Group, the President of which is Mr. Humphries.

(10)	Mr. Jamison’s address is 3902 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402. Includes 89,000 shares that Mr. Jamison may acquire upon exercise of options that are exercisable within 60 days of July 8, 2005.

(11)	Includes 76,166 shares that Mr. Heinemann may acquire upon exercise of options and warrants that are exercisable within 60 days of July 8, 2005. Excludes 1,250 shares issuable upon exercise of warrants that are not currently exercisable.

(12)	Mr. Koole’s address is Hofkamp 2, 6161 DC Geleen, The Netherlands. Includes 63,666 shares that Mr. Koole may acquire upon exercise of options that are exercisable within 60 days of July 8, 2005.

(13)	Includes 785,332 shares that our directors and executive officers may acquire upon exercise of options and warrants that are exercisable within 60 days of July 8, 2005. Excludes 79,748 shares issuable upon exercise of warrants that are not currently exercisable.

MANAGEMENT COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth, in summary form, the compensation paid for the years shown in the table to our current and former Chief Executive Officer and each of other four most highly compensated executive officers. Also included is a former executive officer who left the company after the end of fiscal year 2005.

	Fiscal Year Annual Compensation			Long Term
				Compensation
				Awards
				Securities
				Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options / SARs(#)
Sam B. Humphries(1)	2005	50,558	29,875	400,000
President, CEO

Daniel G. Holman(2)	2005	224,019	—	100,000
Chairman, CFO	2004	212,192	—	—
	2003	201,183	—	50,000

Susan Hartjes Holman,	2005	153,692	—	75,000
COO	2004	145,754	—	—
	2003	136,754	—	40,000

Arie J. Koole	2005	137,219	—	50,000
Controller	2004	120,546	—	—
Managing Director, Dutch	2003	87,441	—	40,000
subsidiaries

Christopher Harris(3)	2005	131,921	—	50,000
Former VP Research &	2004	108,374	—	—
Development and former	2003	87,370	—	40,000
Managing Director, UK subsidiary

Larry Heinemann	2005	106,346	17,960	75,000
VP Sales & Marketing	2004	91,692	15,500	—
	2003	88,050	1,400	40,000

(1)	Effective January 1, 2005, Mr. Humphries was appointed our President and Chief Executive Officer.

(2)	Mr. Holman resigned as our President and Chief Executive Officer effective January 1, 2005. Mr. Holman continues to serve as a director and as Chief Financial Officer.

(3)	Mr. Harris’ services terminated after the end of fiscal 2005.
Option Grants in Fiscal 2005
     The following table sets forth information concerning option grants granted to each of the named executive officers during fiscal year 2005. The outstanding options listed below may be exercised only upon the vesting of the options. Mr. Humphries’ options vest in one-quarter installments over a three-year period beginning in January 2005. Mr. Holman’s options vested 50% in January 2005 and will vest 25% in each of January 2006 and 2007. The options granted to each of the other named executive officers vest 50% on each of December 21, 2005 and 2006.
Option Grants in Fiscal 2005

	Individual Grants
	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal 2005	($/Unit)	Date
Sam B. Humphries	400,000	44.57%	$5.19	01/01/2015
Daniel G. Holman	100,000	11.14%	$5.19	01/01/2015
Susan Hartjes Holman	75,000	8.36%	$5.30	12/21/2009
Arie J. Koole	50,000	5.57%	$5.30	12/21/2009
Christopher Harris	50,000	5.57%	$5.30	12/21/2009
Larry Heinemann	75,000	8.36%	$5.30	12/21/2009
Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values
     None of our named executive officers exercised stock options during fiscal 2005. The following table sets forth the number of shares of common stock subject to options and the value of those options held by each of the named executive officers as of March 31, 2005. The table assumes a per share price of $3.95, which was the closing bid price of our common stock on March 31, 2005.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Option/SARs at FY End (#)		Options/SARs at FY End ($)
	Shares	Value
	Acquired	Realized
Name	on Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Sam B. Humphries	—	—	168,000	312,000	$88,100	$20,400

Daniel G. Holman	—	—	110,000	70,000	$132,000	$57,000

Susan Hartjes Holman	—	—	71,500	53,500	$83,900	$45,600

Arie Koole	—	—	55,666	41,000	$78,732	$45,600

Christopher Harris	—	—	55,666	41,000	$78,732	$45,600

Larry Heinemann	—	—	68,166	53,500	$78,732	$45,600
Employment Agreements
     Effective January 1, 2005, Sam B. Humphries became our President and Chief Executive Officer under a written employment agreement with us. This agreement provides Mr. Humphries with an annual base salary of $239,000, subject to annual review. Mr. Humphries is entitled to receive quarterly cash bonuses, ranging from 30% to 60% of his base salary, based on achieving quarterly net sales goals set by our board. In addition, Mr. Humphries is entitled to receive quarterly cash bonuses, ranging from 20% to 40% of his base salary, based on achieving quarterly operating income (loss) goals set by our board. We also granted him options to acquire 400,000 shares of our common stock at an exercise price of $5.19 per share. The options will vest contingent upon Mr. Humphries’ continued employment in one-quarter installments over a three year period, beginning on the effective date of his agreement. The options will fully vest upon a change in control of us.
     The employment agreement with Mr. Humphries has a one-year term, unless terminated earlier, and will continue to automatically renew on a year-to-year basis. The agreement provides that upon termination of the agreement by us for “good cause” (as defined in the agreement), we will pay him only the base salary accrued but unpaid through the date of termination. However, if we terminate Mr. Humphries’ employment because we fail to achieve 100% of the budgeted targets for both net sales and operating income (loss) for five consecutive fiscal quarters, we must pay him an amount equal to 50% of his base salary in effect at the time of termination. If the agreement is terminated (i) without good cause by us, (ii) at the end of the term without renewal, (iii) voluntarily by Mr. Humphries as a result of us imposing material and adverse changes to his principal duties without his consent or (iv) voluntarily by Mr. Humphries after we move our principal executive office more than 100 miles from its current location without his consent, then Mr. Humphries will be entitled to receive an amount equal to 160% of his base salary in effect at the time of termination as well as any base salary accrued but unpaid through the date of termination. The agreement also contains non-competition and non-solicitation provisions, which apply during the term of the agreement and for one year thereafter.

     Effective January 1, 2005, we entered into an employment and consulting agreement with Daniel G. Holman. Mr. Holman will serve as Chairman of our Board during the first year of the agreement and as a part-time consultant with the continuing title of Chairman during the second year of the agreement. He also serves as our Chief Financial Officer. Mr. Holman’s agreement provides Mr. Holman with a base salary of $239,000 per year during the first year of the agreement, and a consulting fee of $100,000 per year during the second year of the agreement. We also granted him options to purchase 100,000 shares of our common stock at an exercise price equal to $5.19 per share. The options vested 50% on the effective date of his agreement and will vest 25% on each of the first and second anniversaries of the agreement. The options will fully vest upon a change in control of us.
     The employment and consulting agreement with Mr. Holman provides that upon termination of the agreement by us for “good cause” (as defined in the agreement), we will pay him only his base salary or consulting fees accrued but unpaid through the date of termination. If the agreement is terminated (i) without good cause by us, (ii) voluntarily by Mr. Holman as a result of us imposing material and adverse changes to his principal duties without his consent or (iii) voluntarily by Mr. Holman after we move our principal executive office more than 100 miles from its current location without his consent, then we must pay Mr. Holman any base salary or consulting fees accrued but unpaid through the date of termination, plus an amount equal to the sum of his annual base salary and consulting fees payable during the balance of the term of this agreement as if the agreement had not been terminated. This agreement also contains non-competition and non-solicitation provisions, which apply during the term of the agreement and one year thereafter.
     We also have employment agreements with each of Susan Hartjes Holman and Larry Heinemann. The employment agreement of each executive specifies a base salary subject to annual adjustment by mutual agreement of the employee and us, and a severance payment to the employee upon employment termination without cause as defined. Any severance amounts payable under the agreement are limited to the employee’s base salary for not less than four months and not longer than twelve months after employment termination, depending on the employee’s years of service. Contemporaneously with the execution of their employment agreements, each of these executives executed an Employee Confidentiality, Inventions, Non-Solicitation, and Non-Compete Agreement, under which the executive agreed not to disclose confidential information, to assign to us without charge all intellectual property relating to our business which is created or conceived during the term of employment, to not encourage employees to leave our employment for any reason and to not compete with us during the term of employment and for a period of eighteen months thereafter. Also, in connection with the execution of these agreements, we granted these executives varying amounts of stock options to purchase our common stock at the fair market value at date of grant of $7.50 per share. All of these options have lapsed without exercise.
PROPOSAL 2
AMENDMENTS TO THE 2002 STOCK OPTION PLAN
Introduction
     We are proposing five amendments to our 2002 Stock Option Plan (the “2002 Plan”), subject to stockholder approval. First, we plan to amend our 2002 Plan to increase the number of shares of Common Stock issuable under the 2002 Plan by 340,000 shares, from 650,000 shares to 990,000 shares.

We propose this amendment so as to allow us to retain the services of qualified individuals as employees of us and our subsidiaries. Currently, we have only 16,900 remaining shares available for grant under the 2002 Plan.
     Second, we propose to extend the last date at which we can grant options under the 2002 Plan to July 31, 2010. Currently, we cannot grant options under the 2002 Plan after July 2007. This amendment will give us added flexibility as to when to grant options.
     Third, we propose to amend the 2002 Plan to allow the grant to employees of “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”), with exercise terms of up to ten years, but only as to individuals who do not own 10% or more of our Common Stock on the option grant date. The 2002 Plan currently prevents us from granting incentive stock options with a term longer than five years. We will retain the five-year term limitation on incentive stock options granted to optionees that own 10% or more of our Common Stock.
     Fourth, we propose to amend the 2002 Plan to give complete discretion to our Compensation Committee to set the grant terms and conditions for the exercise of options after an employee terminates employment with us, becomes disabled or dies. Currently, the 2002 Plan specifies that a terminated employee generally may exercise vested options for three months after termination, and that a disabled or deceased employee (or his or her estate) generally may exercise vested options for one year after becoming disabled or dying. We will retain these specific provisions only as to grants of incentive stock options.
     Finally, we propose to amend the 2002 Plan to change the definition of a change of control of us. Under the 2002 Plan, all options vest and become exercisable upon a change of control. Currently, a change of control occurs upon a third party or group’s obtaining beneficial ownership of 30% or more of our voting stock. We propose to increase the threshold for a change of control to require a third party or group’s obtaining beneficial ownership of at least a majority of our voting stock. The proposed change, which will apply only to future option grants, will align this threshold with the separate option arrangements that we have with our President and Chief Executive Officer and our Chairman under their employment agreements.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2, WHICH WILL AUTHORIZE ALL FIVE AMENDMENTS TO THE 2002 PLAN DESCRIBED ABOVE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF PROPOSAL 2.
Description of the 2002 Stock Option Plan
     The following is a description of the 2002 Plan prior to giving effect to the five proposed amendments.
     The 2002 Plan currently authorizes us to grant our employees, officers, directors, consultants and independent contractors, and those of our subsidiaries (including officers and directors who are employees), up to an aggregate of 650,000 options to purchase shares of our Common Stock. Shares issuable under the 2002 Plan are authorized, but unissued shares. The number of shares available for issuance is subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in our capitalization.

     To comply with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), our Board has delegated the administration of the 2002 Plan to our Compensation Committee. As the plan administrator, our Compensation Committee has the authority, in its discretion, to determine all matters relating to options granted under the 2002 Plan. This includes the selection of whether an option is an incentive stock option or a nonqualified stock option, the selection of the individuals who are granted options, the number of shares subject to each option, the exercise price per share (subject to a minimum of not less than 100% of fair market value on the date of grant), the timing of grants and all other terms and conditions of the options.
     Options granted under the 2002 Plan may be “incentive stock options” (“Incentive Options”) within the meaning of Section 422 of the Code, or stock options which are not incentive stock options (“Non-Incentive Options” and, collectively with Incentive Options, hereinafter referred to as “Options”). The Compensation Committee generally may provide that an Option can be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding, and may condition the exercise on any vesting arrangements that it so determines. During an optionee’s lifetime, any Incentive Options granted under the 2002 Plan are personal to, and are exercisable solely by, the optionee.
     Under the 2002 Plan, if a change in control of us occurs, all outstanding options, including those subject to vesting or other performance targets, will automatically become fully exercisable immediately before the effective date of the change in control. A change of control generally occurs if:
•	a third party or group becomes the beneficial owner of 30% or more of our voting stock,

•	we sell all or substantially all of our assets, or

•	as a result of a tender or exchange offer, merger or other business combination, sale of assets or contested board election, our directors prior to the event do not constitute a majority of our board after the event.
     Our Compensation Committee can determine in its discretion the method for payment of an Option. Unless the Compensation Committee otherwise determines, optionees may exercise Options by one or a combination of paying cash or tendering shares of Common Stock held by the optionee at least 180 days that have a fair market value equal to the exercise price.
     The 2002 Plan currently provides that all Incentive Options must be exercised within five years after the date of grant. Further, Incentive Options granted to owners of 10% or more of our Common Stock must have an exercise price that equals or exceeds 110% of the fair market value of our Common Stock at the time of grant.
     Option grants are personal to the recipients. Options cannot be transferred except by will or the laws of descent and distribution upon an optionee’s death. During an optionee’s lifetime, only the optionee can exercise an Option. If not sooner exercised, Options generally lapse not later than three months after any termination of employment (one year, for disabled or deceased optionees). Our board may also terminate an Option if the optionee violates any employment agreement or confidentiality, inventions, non-compete or other similar agreement with us, or if we terminate an optionee’s employment for cause.

     Our Board may amend, alter, suspend or terminate the 2002 Plan at any time, except that any such action cannot impair the rights of any participant with respect to any Option granted before amendment without the participant’s consent. Unless terminated earlier by the Board, or all available Options are granted and exercised, the 2002 Plan terminates in July 2007. However, all outstanding Options at the time of termination continue in effect.
Tax Consequences of Stock Option Grants and Exercises
     This summary does not constitute tax advice and you may not rely on this summary to avoid federal income tax penalties. This summary is based upon current law and is subject to change.
     For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to us. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, we may claim a deduction for the amount of this compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and the optionee’s tax basis in the Common Stock. This may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.
     For federal income tax purposes, generally neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to us, assuming the Incentive Option qualifies as an “incentive stock option” under the Code and the optionee is not subject to alternative minimum tax. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee’s hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for the Common Stock. In this case, we may then claim a deduction for the amount of this compensation income.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     In January 2002, we entered into a consulting agreement with Joel R. Pitlor, one of our directors, for management consulting services. Compensation under the agreement was $2,000 per month. We terminated the agreement as of June 30, 2005.
     In April 2003, we entered into a consulting agreement with Executive Advisory Group (“EAG”) for general management advice and guidance as well as strategic and tactical planning services. Sam B. Humphries, our President and Chief Executive Officer, is President of EAG. We initially paid EAG $4,000 per month for Mr. Humphries’ services, but increased the monthly fee to $6,000 in connection with the increased use of Mr. Humphries’ time. We have also granted EAG a five-year option to purchase up to 50,000 shares of our common stock, exercisable at $2.80 per share. We terminated the agreement on January 1, 2005.
     In April 2005, we entered into an exclusive manufacturing and distribution agreement with CystoMedix, Inc. Sam B. Humphries, our President and Chief Executive Officer, is a former director and consultant of CystoMedix. In connection with his former service to CystoMedix (which terminated prior to negotiations of this agreement), Mr. Humphries received 200,000 options to purchase CystoMedix common stock.
AUDIT COMMITTEE REPORT
     Note: The material in this Audit Committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of our accounting and financial reporting functions, external audit functions and systems of internal controls regarding financial and accounting matters and legal compliance. The Audit Committee is comprised of two directors, each of whom is independent as defined by Nasdaq and SEC rules. Our current written charter for the Audit Committee is attached as Exhibit A to our Proxy Statement for fiscal 2004.
     Management is responsible for our internal controls and financial reporting processes. McGladrey & Pullen, LLP, our independent registered public accounting firm during the fiscal year ended March 31, 2005, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In connection with these responsibilities, the Audit Committee met ten times either in person or via teleconference, and took action in writing in lieu of a meeting once, during fiscal 2005. These meetings involved representatives of management and the independent registered public accounting firms. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firms. The Audit Committee also discussed with the independent registered public accounting firms the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our current independent registered public accounting firm also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with our current independent registered public accounting firm that firm’s independence.
     In connection with management’s review of the Company’s consolidated financial statements for the year ended March 31, 2005 and the audit of those statements by the Company’s independent registered public accounting firm, management determined that the fiscal 2005 year-end closing process did not ensure that all significant elements of the consolidated financial statements were adequately reviewed. In the post-closing and audit processes, certain issues were discovered by management and the Company’s independent registered accounting firm that resulted in adjustments to the consolidated financial statements, specifically with respect to the inventory valuation and income tax provision. Management discussed these matters before the consolidated financial statements for the year ended March 31, 2005 were completed, and represented to us that they were properly accounted for in the consolidated financial statements. However, management concluded that the failure to discover these items in its regular closing process is a result of a significant deficiency, resulting primarily from a lack of segregation of duties due to the size of our company and the geographic distance between our key financial personnel, that constitutes a material weakness in the design or operation of the Company’s internal controls over financial reporting.
     Although management represented to the Audit Committee that the items described above were properly accounted for before completing the Company’s consolidated financial statements, the Audit Committee has concluded that the failure to discover these items in the regular closing process was a material weakness because the elements of the Company’s consolidated financial statements that were not adequately reviewed are material to the consolidated financial statements and there is more than a remote likelihood that a material misstatement of the consolidated financial statements would not be prevented or detected.
     Management discussed the material weakness described above with the Audit Committee. Management is working with the Audit Committee to identify and implement corrective actions where required to improve the effectiveness of our internal controls, including the enhancement of our systems and procedures. Specifically, management is enhancing and formalizing its period-end closing processes to ensure that all significant elements of our consolidated financial statements are adequately reviewed.
     During the fiscal 2004 year end closing process, management determined that the Company’s Dutch employee pension plan should have been reported as a defined benefit plan and discovered an error in how the Company recorded the effect of exchange rates on cash and cash equivalents in the statement of cash flows. As a result, the Company restated the consolidated financial statements as of and for the fiscal year ended March 31, 2003, and for the first three quarters in fiscal 2004. In connection with the fiscal 2004 audit, the Company’s then independent registered public accounting firm cited these restatements as reportable conditions. A reportable condition is a matter that in the independent auditors’ judgment could adversely affect the Company’s ability to process, summarize and report financial data consistent with the assertions of management in our financial statements. To remediate the conditions, the Company’s accounting personnel are more carefully reviewing contracts and agreements and they have implemented a new internal control procedure regarding how the Company records the effect of exchange rates on our statement of cash flows.

     The Audit Committee cannot provide assurance that the measures taken to date by management or any future measures will adequately remediate the deficiencies or conditions discussed above. In addition, the Audit Committee cannot be certain that other reportable conditions or material weaknesses in the Company’s internal controls will not be discovered in the future. Any failure to remediate reportable conditions or material weaknesses or to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results, cause the Company to fail to meet its reporting obligations, or result in material misstatements in the consolidated financial statements. Any such failure also could adversely affect the results of the periodic management evaluations and annual auditor attestation reports regarding the effectiveness of the Company’s internal control over financial reporting that will be required when the SEC’s rules under Section 404 of the Sarbanes-Oxley Act become applicable to the Company in April 2006.
     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firms, and the Audit Committee’s review of the representations of management and the independent registered public accounting firms, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2005, filed with the Securities and Exchange Commission.
     In accordance with the requirements of the Sarbanes-Oxley Act of 2002, on August 10, 2004, the Audit Committee selected and engaged McGladrey & Pullen, LLP as our new independent registered public accounting firm to audit our fiscal 2005 consolidated financial statements. The Company is not seeking stockholder ratification of the selection of its independent registered public accounting firm for fiscal 2006. We expect a representative of McGladrey & Pullen, LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires. As described elsewhere in this Proxy Statement, KPMG LLP declined to stand for re-election. We do not expect a representative of KPMG LLP to attend the 2005 Annual Meeting.
Audit Committee
R. Patrick Maxwell, Chair
Thomas E. Jamison

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us during the fiscal year ended March 31, 2005 and on any written representation by any of such persons, we believe all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with for such fiscal year.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
     We must receive shareholder proposals intended to be presented in our proxy materials for our 2006 Annual Meeting at our principal executive offices not later than April 15, 2006. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
MISCELLANEOUS
Other Matters
     We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.
Annual Report to Shareholders
     Our Annual Report to Shareholders on Form 10-KSB for the fiscal year ended March 31, 2005 (including audited financial statements) accompanies this Proxy Statement.
Forward-Looking Statements
     From time to time, and in an attempt to provide assistance in understanding our anticipated future financial performance, we may make written or oral “forward-looking statements” such as may be contained in our Annual Report to Shareholders, and elsewhere. Forward-looking statements are, however, by their very nature, subject to known and unknown risks and uncertainties relating to our future performance that may cause our actual results, performance or achievements, or the industry, to differ materially from those expressed or implied in any such forward-looking statements.
     We caution investors that any forward-looking statements made by us here or elsewhere are qualified by and subject to the warnings and cautionary statements contained above and in the “Risk Factors” section of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005.

Independent Registered Public Accounting Firm
     Our Audit Committee has not yet selected our independent registered public accounting firm for the fiscal year ending March 31, 2006. McGladrey & Pullen, LLP served as our independent registered public accounting firm in fiscal year 2005 and has no relationship with us other than that arising from its employment as our independent registered public accounting firm.
Fees Incurred by the Company
     The following table shows the fees billed to us for the audit and other services provided by KPMG and McGladrey & Pullen, LLP for fiscal years 2005 and 2004.

	2005	2004
Audit Fees (KPMG) (1)	$7,000	$105,500
Audit-Related Fees (2)	—	20,000
Tax Fees (3)	—	9,000
Audit Fees (McGladrey) (1)	147,243	—
Audit Related Fees (2)	9,645	—

(1)	Audit fees consist of fees for professional services rendered for the audit of the consolidated financial statements and the review of the consolidated financial statements included in our quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are principally for professional services rendered for technical accounting consulting and research and in fiscal year 2005 related to the potential acquisition and related licensing arrangements entered into by the Company.

(3)	Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment planning services for tax compliance, tax planning and tax advice.
     Our Audit Committee determined that the provision of these non-audit services was compatible with maintaining the independence of McGladrey & Pullen and KPMG and pre-approved the expenditure of these fees.
Change of Independent Registered Public Accounting Firm
     KPMG LLP (“KPMG”) previously served as our independent registered public accounting firm. On June 4, 2004, KPMG declined to stand for reelection and informed us that the client-auditor relationship between KPMG and us ceased upon completion of KPMG’s audit of our consolidated financial statements as of and for the year ended March 31, 2004 and the issuance of KPMG’s report thereon. In connection with the audits of the two fiscal years ended March 31, 2004 and the subsequent interim period through July 28, 2004 (the date that KPMG completed its audit), there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.
     KPMG cited two reportable conditions in its communications to our Audit Committee on July 29, 2004 related to the restatement of our consolidated financial statements as of and for the year ended March 31, 2003: (i) the correcting of an error in how we account for our Dutch pension plan and (ii) the correcting of an error in how we record the effect of exchange rates on cash and cash equivalents on our statement of cash flows.
     The audit reports of KPMG on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles; except that KPMG’s report on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003 contained a separate paragraph stating “As discussed in note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements for the year ended March 31, 2003.”
     A letter from KPMG was previously filed as an exhibit to our March 31, 2004 annual report in accordance with paragraph (a)(3) of Item 304 of Regulation S-B.
     On August 10, 2004, our Audit Committee engaged McGladrey & Pullen, LLP as our new independent registered public accounting firm. During fiscal 2003 and 2004, and during the subsequent interim period through August 10, 2004, we did not consult with McGladrey & Pullen, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.
Form 10-KSB
     We will furnish without charge a copy of our Annual Report on Form 10-KSB (including financial statements but not exhibits) for our fiscal year ended March 31, 2005 to each person who was a shareholder of our company as of August 1, 2005, upon receipt from any such person of a written request for such an Annual Report. Such request should be sent to us at: 2718 Summer Street N.E., Minneapolis, MN 55413-2820, ATTN: Shareholder Information.
BY ORDER OF THE BOARD OF DIRECTORS:

/s/ SUSAN HARTJES HOLMAN
Susan Hartjes Holman
Corporate Secretary and Chief Operating Officer

Minneapolis, Minnesota
August 12, 2005

Front of Proxy Card
ANNUAL MEETING OF SHAREHOLDERS — THURSDAY, SEPTEMBER 8, 2005, 4:00PM (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Daniel G. Holman as Proxy with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all the shares of Common Stock of Uroplasty, Inc. held of record by the undersigned as of August 1, 2005 at the Annual Meeting of Shareholders to be held on Thursday, September 8, 2005 at 4:00pm (CDT) or any adjournment thereof, and hereby revokes all Proxies previously granted with respect to such meeting.
1.	Election of Directors: To elect R. Patrick Maxwell as a Director, to serve a term of three years until the 2008 annual meeting.

☐ FOR nominee R. Patrick Maxwell ☐ WITHHOLD AUTHORITY to vote for nominee R. Patrick Maxwell

2.	2002 Stock Option Plan: To approve the five proposed amendments to the 2002 Stock Option Plan.

☐ FOR approval of the amendments ☐ AGAINST approval of the amendments

3.	Discretionary Authority: By signing this proxy card, the undersigned authorizes the Proxy, in his discretion, to vote upon such business as may properly come before the meeting.
Over, please...

Back of Proxy Card
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEE FOR DIRECTORS AND IN FAVOR OF THE AMENDMENTS TO THE 2002 STOCK OPTION PLAN.
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Dated: ___________________________________ , 2005

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PROMPTLY USING THE ENCLOSED ENVELOPE.